UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

NET TALK.COM, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-53668	20-4830633
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

1100 NW 163rd Drive, Miami Garden, Florida 33169
(Address of principal executive offices)       (Zip code)

(305) 621-1200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On June 30, 2011, we entered into a Second Amended and Restated Security Agreement with an accredited institutional investor. Pursuant to the agreement we have amended the existing Amended and Restated Security Agreement.

On June 30, 2011, we entered into a Second Amended and Restated Registration Rights Agreement with an accredited institutional investor.  Pursuant to the agreement, we have amended the existing Registration Rights Agreement previously reported.

On June 30, 2011, we entered into a $5,266,130 Security Purchase Agreement with an accredited institutional investor.  Pursuant to the agreement, we executed a $5,266,130 Senior Debenture, thereby encompassing and cancelling our existing demand notes and accrued interest with said investor.

ITEM 3.02   SALE OF UNREGISTERED SECURITIES.

On June 30, 2011, we entered into a $5,266,130 Security Purchase Agreement with an accredited institutional investor.  Pursuant to the agreement, we executed a $5,266,130 Senior Debenture thereby, encompassing and cancelling our existing demand notes and accrued interest with said investor.

Amendment to the Series D1 through D4 Warrants to Purchase 36,800,000 Shares of Common stock of Nettalk.com, Inc.

The SERIES D1 through D4 COMMON STOCK PURCHASE WARRANTS have been amended to remove the cash redemption upon certain fundamental transactions clause and to remove the full ratchet anti-dilution contained within.  The Amended and Restated Security Agreement was also amended to exclude the warrants as being secured by the assets of the Company.

Warrant No E1 and E2 to Purchase 21,064,520 and 1,000,000 Shares of Common stock of Nettalk.com, Inc.

The SERIES E1 and E2 COMMON STOCK PURCHASE WARRANTS certifies that, for value received, Vicis Capital Master Fund, is entitled to subscribe for and purchase from NetTalk.com, Inc., up to 21,064,520 and 1,000,000 shares, respectively (“Warrant Shares”) of Common Stock, par value $.001 per share, of the Company’s common stock.

The Company is relying on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these securities, which exemption the Company believes is available because the securities were not offered pursuant to a general solicitation and the status of the holders of the securities as "accredited investors" as defined in Regulation D under the Securities Act.

The holders of the convertible debentures, issued on February 24, 2010, totalling $4,998,773 have elected to convert those debentures into 19,995,092 shares of common stock pursuant to the terms thereof.

The preceding is a summary of the terms of the transaction(s) described, and is qualified    in its entirety by reference to the actual instruments and agreements, previously filed and reported.

Item 9.01.  Financial Statements and Exhibits:

9.01(1)	Second Amended and Restated Security Agreement.
9.01(2)	Second Amended and Restated Registration Rights Agreement.
9.01(3)	Securities Purchase Agreement.
9.01(4)	Amended and Restated Series D1 through D4 Common Stock Purchase Warrant.
9.01(5)	Series E1 Common Stock Purchase Warrant Agreement
9.01(6)	Series E2 Common Stock Purchase Warrant Agreement
9.01(7)	12% Senior Secured Debenture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Net Talk.com, Inc.

By:	/s/ Anastasios Kyriakides
Name:	Anastasios Kyriakides
Title:	Chief Executive Officer
Dated:	July 1, 2011